Exhibit 16.1

May 8, 2014

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

We have read, and are in agreement with, the statements concerning our firm made by Modern Holdings Incorporated in its Form S-1, dated May 8, 2014, Management’s Discussion and Analysis of Financial Condition and Results of Operations captioned “Change in Accountants.”

We hereby consent to the filing of this letter as an exhibit to the Form S-1.

Sincerely,

/s/ GRASSI & CO., CPAs, P.C.

GRASSI & CO., CPAs, P.C.